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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated May 23, 1997 included in Offshore Logistics, Inc.'s Form 10-K for the nine month period ended March 31, 1997 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP